Exhibit 1.1

Execution Copy

$150,000,000

POST APARTMENT HOMES, L.P.

4.75% Senior Notes due 2017

Underwriting Agreement

October 13, 2010

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Post Apartment Homes, L.P., a Georgia limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc. are acting as representatives (the “Representatives”), $150,000,000 principal amount of its 4.75% Senior Notes due 2017 (the “Securities”). The Securities will be issued pursuant to an indenture dated as of September 15, 2000 (the “Base Indenture”) between the Operating Partnership and U.S. Bank National Association (as successor in interest to SunTrust Bank), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2000 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Operating Partnership hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Operating Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-163895-01), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Operating Partnership had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated October 13, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Operating Partnership agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Operating Partnership the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.2340% of the principal amount thereof plus accrued interest, if any, from October 18, 2010 to the Closing Date (as defined below). The Operating Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Operating Partnership understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Operating Partnership acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of Hogan Lovells US LLP, 555 13th Street, N.W., Washington, D.C. 20004 at 10:00 A.M., New York City time, on October 18, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Operating Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Operating Partnership to the Representatives against delivery to the nominee of The Depository Trust Operating Partnership, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Operating Partnership. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Operating Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Operating Partnership with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Operating Partnership or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Operating Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Operating Partnership with respect thereto. Any review by the Underwriters of the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Operating Partnership.

3. Representations and Warranties of the Operating Partnership. The Operating Partnership represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating

Partnership in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Operating Partnership (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Operating Partnership or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule

401(g)(2) under the Securities Act has been received by the Operating Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Operating Partnership or related to the offering has been initiated or, to the knowledge of the Operating Partnership, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Operating Partnership makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Operating Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, of 1934, as amended, and the rules and regulation of the Commission thereunder (collectively, the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Prospectus or the Time of Sale Information are independent public accountants with respect to the Operating Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Operating Partnership Accounting Oversight Board (United States).

(g) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, together with the related schedules and notes, present fairly in all material respects the financial position of each of Post Properties, Inc. (“Post Properties”) and the Operating Partnership and their consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ or partners’ equity (as applicable) and cash flows of Post Properties and the Operating Partnership and their consolidated subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the Prospectus or the Time of Sale Information, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus and the Time of Sale Information present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(h) Disclosure Controls. The Operating Partnership maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Operating Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Operating Partnership and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of the end of the Operating Partnership’s most recent fiscal quarter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(i) Accounting Controls. The Operating Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Operating Partnership maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Prospectus or the Time of Sale Information, there are no material weaknesses in the Operating Partnership’s internal controls. The Operating

Partnership’s auditors and the Audit Committee of the Board of Directors of the Operating Partnership have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Operating Partnership’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Operating Partnership’s internal controls over financial reporting.

(j) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings or business affairs of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (B) there have been no transactions entered into by the Operating Partnership or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Operating Partnership and its subsidiaries considered as one enterprise; and (C) there has been no material change in the short-term debt or long-term debt of the Operating Partnership and its consolidated subsidiaries.

(k) Organization and Good Standing of the Operating Partnership. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Georgia and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Operating Partnership is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect.

(l) Organization and Good Standing of Subsidiaries. Each “significant subsidiary” of the Operating Partnership (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not be reasonably expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all of the issued and outstanding capital stock, limited liability company interest or partnership interest, as the case may be, of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; no outstanding capital stock, limited liability company interest or partnership interest of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Significant Subsidiary. Each subsidiary of the Operating Partnership, which is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X, is disclosed in the Registration Statement.

(m) Capitalization. The Time of Sale Information and the Prospectus accurately describe the interests in the Operating Partnership held by Post Properties. The outstanding partnership interests of the Operating Partnership have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding partnership interests of the Operating Partnership was issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Post Properties, directly or indirectly, is the sole general partner of the Operating Partnership.

(n) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

(o) The Indenture. The Indenture has been duly authorized by the Operating Partnership and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(p) The Securities. The Securities have been duly authorized by the Operating Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits, of the Indenture.

(q) Descriptions of the Transaction Documents. Each of this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) conforms in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.

(r) No Violation or Default. Neither the Operating Partnership nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it or any of them is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the transactions contemplated hereby and thereby (including the issuance and sale from time to time of the Securities and the use of the proceeds from such sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”), and compliance by the Operating Partnership with its obligations hereunder and under the Indenture and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Operating Partnership any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership or any subsidiary or any of their assets, properties or operations, except for those violations that could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership or any subsidiary.

(s) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, threatened, against or affecting Post Properties, the Operating Partnership or any subsidiary, which is required to be disclosed in the Registration Statement, the Prospectus and the Time of Sale Information (other than as disclosed therein), or which would result, singly or in the aggregate, in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Operating Partnership of its obligations hereunder.

(t) No Stabilization. Neither the Operating Partnership nor any affiliate of the Operating Partnership has taken, nor will the Operating Partnership or any affiliate take, directly or indirectly, any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Securities.

(u) No Consents Required. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Operating Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Operating Partnership, except such as have been already obtained or as may be required under the 1933 Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(v) Licenses and Permits. The Operating Partnership and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; the Operating Partnership and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and neither the Operating Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could be reasonably expected to result in a Material Adverse Effect.

(w) Real Estate. (i) Except as otherwise set forth in the Registration Statement, the Prospectus and the Time of Sale Information, the Operating Partnership and its subsidiaries directly or indirectly hold good and marketable title to the real property and improvements described as being owned by the Operating Partnership and its subsidiaries in the Registration Statement, the Time of Sale Information and the Prospectus (the “Properties”) (which title is, as applicable, in the form of fee simple title to land, air rights or condominium units, or leasehold title to land, air rights or condominium units) with such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect; subject, however, to mortgages on such Properties, to leases of certain equipment and other personal property, to utility and other easements serving such Properties, to liens of ad valorem taxes not due and payable as of the Closing Date, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other statutory liens not due and payable as of the Closing Date, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, ownership of cable television and other telecommunication lines and facilities serving one or more of such Properties by the cable television and other telecommunication providers or their affiliates, service marks and trade names used in connection with such Properties, and ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties; and (ii) the ground lease under which the Operating Partnership leases the land or air rights on which any Property is located is in full force and effect, and the Operating Partnership is not in default in respect of any of the terms or provisions of any such lease and the Operating Partnership has not received notice of the assertion of any claim by anyone adverse to the Operating Partnership’s rights as lessee under any such lease, or affecting or questioning the Operating Partnership’s right to the continued possession or use of the Property under any such lease or of a default under any such lease, other than claims which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except to the extent disclosed in the Prospectus and except for such failures to comply that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

(x) Insurance. Each of the Operating Partnership and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate and customary in the businesses in which they are engaged, except where the failure to be so insured could not be reasonably expected to have a Material Adverse Effect.

(y) No Plan Assets. The assets of the Operating Partnership do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(z) Taxation as a REIT. Post Properties was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) for each of the taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(aa) Partnership Taxation. The Company and each subsidiary that is a partnership or a limited liability company under state law (each a “Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations, associations taxable as corporations, or “publicly traded partnerships” taxable as corporations under Section 7704(a) of the Code, for Federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(bb) Taxes. Each of Post Properties, the Company and their respective subsidiaries have filed or caused to be filed accurately and completely all federal, state, local and foreign tax returns, reports, information returns and statements which have been required to be filed by them (except for returns, reports, information returns and statements the failure to file which could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and in respect of which adequate reserves are being maintained and except to the extent any such failure to pay could not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(cc) Investment Operating Partnership Act. Post Properties and the Operating Partnership are not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder( the “Investment Company Act”).

(dd) Compliance With Environmental Laws. Except as described in the Registration Statement, the Prospectus and the Time of Sale Information and except as could not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) neither the Operating Partnership nor any of its subsidiaries is in violation of any legally binding applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health from Hazardous Materials or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Operating Partnership and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership or any of its subsidiaries and (D) to the knowledge of the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation of Hazardous Materials, or an action, suit or proceeding by any private party or governmental body or agency, against the Operating Partnership or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(ee) Status under the Securities Act. The Operating Partnership is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ff) No Unlawful Payments. Neither the Operating Partnership nor any of its subsidiaries nor, to the knowledge of the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Operating Partnership or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Compliance with Money Laundering Laws. The operations of the Operating Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Operating Partnership conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency within such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Operating Partnership or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Operating Partnership, threatened.

(hh) Compliance with OFAC. None of the Operating Partnership, any of its subsidiaries or, to the knowledge of the Operating Partnership, any director, officer, agent, employee or Affiliate of the Operating Partnership or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Operating Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Sarbanes-Oxley Act. There is and has been no failure on the part of the Operating Partnership or, to the knowledge of the Operating Partnership, any of the Operating Partnership’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

4. Further Agreements of the Operating Partnership. The Operating Partnership covenants and agrees with each Underwriter that:

(a) Required Filings. The Operating Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Operating Partnership will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Operating Partnership will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Operating Partnership will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Operating Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d) Notice to the Representatives. During the Prospectus Delivery Period, the Operating Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or has become effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Operating Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Operating Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Operating Partnership promptly will use every reasonable effort to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, promptly will use every reasonable effort to obtain the withdrawal thereof at the earliest possible moment.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Operating Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Operating Partnership will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law

(g) Blue Sky Compliance. The Operating Partnership will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Operating Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Operating Partnership will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Operating Partnership occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date, the Operating Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Operating Partnership and having a tenor of more than one year.

(j) Use of Proceeds. The Operating Partnership will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) No Stabilization. The Operating Partnership will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Operating Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Operating Partnership and not incorporated by reference into the Registration Statement and any press release issued by the Operating Partnership) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show as long as the contents therein have been prepared by, or approved in advance in writing by, the Operating Partnership), or (iii) any free writing prospectus prepared by such underwriter and approved by the Operating Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Operating Partnership.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Operating Partnership if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Operating Partnership of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing

Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and any requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Operating Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Operating Partnership and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities of the Operating Partnership Operating Partnership by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities of the Operating Partnership or (other than an announcement with positive implications of a possible upgrading or no implication of a possible downgrading).

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date a certificate, in form and substance reasonably satisfactory to the Representatives, of the President or a Vice President of the Operating Partnership and of the chief financial or chief accounting officer of the Operating Partnership, as to the absence of the matters set forth in Section 9(a)(i) hereof and to the effect that (i) the representations and warranties in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Operating Partnership, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f) Opinion and 10b-5 Statement of Counsel for the Operating Partnership. King & Spalding LLP, counsel for the Operating Partnership, shall have furnished to the Representatives, at the request of the Operating Partnership, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the States of New York and Georgia and the federal law of the United States, on the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Operating Partnership and Post Properties and their subsidiaries and certificates of public officials.

(g) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Hogan Lovells US LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Operating Partnership and its subsidiaries and certificates of public officials.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(h) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Operating Partnership in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(i) Additional Documents. On or prior to the Closing Date, the Operating Partnership shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Operating Partnership agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Operating Partnership in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Operating Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Operating Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: (i) the third paragraph concerning the offering price and dealer concessions under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus and (ii) the eighth paragraph concerning stabilization under “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall, as promptly as reasonably practicable, notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. The Indemnifying Person shall be entitled to participate in the defense of any claim, and to the extent that it may wish, assume the defense thereof; provided, that after notice from the Indemnifying Person to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such subsection for any legal expenses of other counsel subsequently incurred by such Indemnified Person, in connection with the defense thereof other; provided, however, that in any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses, to the extent reasonable, shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Operating Partnership, its directors, its officers who signed the Registration Statement and any control persons of the Operating Partnership shall be designated in writing by the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, except for any amounts that are being contested in good faith.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Operating Partnership from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Operating Partnership on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the

Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which in the judgment of the Representatives makes it impracticable or inadvisable to market the Securities or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iii) if trading in any securities of Post Properties or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 11 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Operating Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Operating Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Operating Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Operating Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Operating Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Operating Partnership shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the

Operating Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Operating Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Operating Partnership, except that the Operating Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Operating Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) The Operating Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the costs and expenses of the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Operating Partnership and such consultants (if any), and the cost of transportation (if any) chartered in connection with the road show and (x) any fees payable in connection with the rating of the Securities.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 9(a)(i) hereof, the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Operating Partnership and the Underwriters contained in this Agreement or made by or on behalf of the Operating Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Operating Partnership or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179 (fax: 212-834-6081); Attention: High Grade Syndicate Desk, Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, NC 28288 (fax: 704-383-9165); Attention: Transaction Management and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (fax: 212-797-2202); Attention: Debt Capital Markets Syndicate. Notices to the Operating Partnership shall be given to it at Post Apartment Homes, L.P. Attention: Christopher J. Papa, 4401 Northside Parkway, Suite 800, Atlanta, GA 30327, Facsimile: 404-504-9388, with a copy to King & Spalding LLP, 1180 Peachtree Street, Atlanta, GA 30309-3521, Facsimile: 404-572-5100, Attention: John J. Kelley, III.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

POST APARTMENT HOMES, L.P.

By: POST GP HOLDINGS, INC.

By	/s/ Christopher J. Papa
Name: Christopher J. Papa
Title: Executive Vice President and Chief Financial Officer

Accepted: October 13, 2010

J.P. MORGAN SECURITIES LLC

By	/s/ Maria Sramek
Authorized Signatory
Maria Sramek
Executive Director

WELLS FARGO SECURITIES, LLC

By	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

DEUTSCHE BANK SECURITIES INC.

By	/s/ Jared D. Birnbaum
Name: Jared D. Birnbaum
Title: Director

By	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Director

On behalf of the several Underwriters listed in Schedule 1 hereto.

Schedule 1

Underwriter	Principal Amount of Securities
J.P. Morgan Securities LLC	$52,500,000.00
Wells Fargo Securities, LLC	52,500,000.00
Deutsche Bank Securities Inc.	15,000,000.00
Morgan Keegan & Company, Inc.	7,500,000.00
PNC Capital Markets LLC	7,500,000.00
SunTrust Robinson Humphrey, Inc.	4,500,000.00
U.S. Bancorp Investments, Inc.	4,500,000.00
Daiwa Capital Markets America Inc.	3,000,000.00
Mitsubishi UFJ Securities (USA), Inc.	3,000,000.00

Total	$150,000,000.00

Annex A

[Form of Opinion of Counsel for the Operating Partnership]

(i) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Georgia. The Operating Partnership has partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged, and, to such counsel’s knowledge, is duly qualified as a foreign entity in the jurisdictions set forth in an exhibit to the opinion. All of the issued and outstanding interests in the Operating Partnership have been duly authorized and validly issued and fully paid.

(ii) Post Properties and Post GP have been duly formed and are validly existing under the laws of the State of Georgia and have the power and authority to own, lease and operate their properties and to conduct the business in which they are engaged.

(iii) Post Properties and the Operating Partnership have the full right, power and authority to execute and deliver the Underwriting Agreement and to perform their obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by Post Properties and the Operating Partnership of the Underwriting Agreement and the consummation by Post Properties and the Operating Partnership of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.

(iv) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Operating Partnership and, assuming that the Trustee has duly authorized, executed and delivered the Base Indenture and the Supplemental Indenture and has otherwise satisfied all legal requirements applicable to it to the extent necessary to make the Base Indenture and the Supplemental Indenture binding against it, each of the Base Indenture and the Supplemental Indenture constitutes a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity. The Indenture has been duly qualified under the 1939 Act.

(v) The issuance, execution and delivery of the Securities have been duly authorized by the Operating Partnership. The Securities when duly executed and delivered by the Operating Partnership and duly authenticated in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting the rights and remedies of creditors generally, and the effects of general principles of equity.

(vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Operating Partnership.

(vii) The execution and delivery of the Underwriting Agreement by the Operating Partnership, and the performance by the Operating Partnership of its obligations thereunder and the consummation of the transactions contemplated thereunder, (A) do not conflict with or constitute a breach or violation of, or default under any instrument or agreement filed or incorporated by reference as an exhibit to the Registration Statement to which the Operating Partnership is a party or by which it or any of its respective properties or other assets or any Property may be bound or subject; (B) do not and will not result in a violation of the certificate of limited partnership or partnership agreement of the Operating Partnership; or (C) do not and will not result in a violation of any law, rule, regulation, judgment, order, writ or decree known to us to be applicable to the Operating Partnership, except for such violations that could not reasonably be expected to have a Material Adverse Effect.

(viii) The Registration Statement is effective under the 1933 Act and, to such counsel’s knowledge based solely upon telephonic confirmation from the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission. The Prospectus was timely filed in the manner required by Rule 424 of the 1933 Act.

(ix) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

(x) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than the 1933 Act and 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is required to be made by the Operating Partnership in connection with the authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

(xi) Neither Post Properties nor the Operating Partnership is required to be registered as an investment Operating Partnership under the 1940 Act.

(xii) At the time the Registration Statement became effective and at the date of the Prospectus, the Registration Statement, the Time of Sale Information and the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, and the Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the 1933 Act Regulations.

(xiii) Each document heretofore filed pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial information and data included or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied as to form in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Regulations in effect at the date of their respective filings.

(xiv) Post Properties was organized and has operated in conformity with the requirements for qualification and taxation as a REIT each of its taxable years beginning with the year ended December 31, 1993, and its current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(xv) The Company and each Significant Subsidiary that is a partnership or limited liability company under state law (“Subsidiary Partnership”) are properly classified as partnerships or disregarded entities, and not as corporations, associations taxable as corporations, or “publicly traded partnerships” taxable as corporations under Section 7704(a) of the Code, for federal income tax purposes throughout the period from July 22, 1993 through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

(xvi) The discussion set forth in the Prospectus under the caption “Certain Federal Income Tax Considerations” insofar as it purports to summarize matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters set forth therein, in all material respects.

Such counsel shall also state that in its capacity as counsel for the Operating Partnership, it participated in conferences with representatives of the Operating Partnership and Post Properties and their independent registered public accountants and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed and reviewed. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, on the basis of the information developed in the course of the performance of the services referred to above, nothing has come to the attention of such counsel that causes it to believe that:

(i) the Registration Statement, as of its effective date and the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(ii) the Time of Sale Information, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to clauses (i), (ii) and (iii) above, such counsel need not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included or incorporated by reference therein or omitted therefrom, or with respect to clause (i) above, such counsel need not express a belief with respect to the Statement of Eligibility on Form T-1.

Such counsel (A) may rely as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership, Post GP and Post Properties and (B) may rely as to the qualification and good standing of each of the Operating Partnership or any of the Subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriters.

Annex B

Time of Sale Information

The Pricing Term Sheet appearing in Annex C hereto.

Annex C

POST APARTMENT HOMES, L.P.

$150,000,000 4.75% Senior Notes due 2017

PRICING TERM SHEET

Dated: October 13, 2010

Issuer:	Post Apartment Homes, L.P.
Ratings: (Moody’s / S&P)	Baa3 / BBB- (stable / stable)
Security Type:	Senior Unsecured Notes
Pricing Date:	October 13, 2010
Settlement Date:	October 18, 2010
Maturity Date:	October 15, 2017
Principal Amount:	$150,000,000
Benchmark:	1.875% due September 30, 2017
Benchmark Price / Yield:	100-21 / 1.774%
Spread to Benchmark:	+ 300 bps
Yield to Maturity:	4.774%
Coupon:	4.75%
Public Offering Price:	99.859%
Proceeds to the Issuer (before expenses):	$148,851,000
Optional Redemption:	Any time prior to July 15, 2017, the notes may be redeemed at T + 45 bps; At any time on or after July 15, 2017, the notes may be redeemed at par
Interest Payment Dates:	April 15 and October 15 , beginning April 15, 2011
CUSIP / ISIN:	737415AK5 / US737415AK51
Joint Book-Running Managers:	J.P. Morgan Securities LLC Wells Fargo Securities, LLC Deutsche Bank Securities Inc.
Co-Managers:	Morgan Keegan & Company, Inc. PNC Capital Markets LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc. Daiwa Capital Markets America Inc. Mitsubishi UFJ Securities (USA), Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission

(SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by J.P. Morgan Securities LLC collect at (212) 834-4533 or Wells Fargo Securities, LLC toll-free at 1-800-326-5897.